 Exhibit 23.1  Consent of Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of our report dated December 29, 2008, relating to the financial statements of 1ST & 10 Properties, Corp for the period from February 19, 2008 (inception) through September 30, 2008. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

      /s/ Malone and Bailey, PC
      Houston, Texas
      www.malone-bailey.com
 January 2, 2008